                               METLIFEINVESTORS

                      MetLife Investors Insurance Company
              MetlLife Investors Insurance Company of California
                    MetLife Investors USA Insurance Company
                   First MetLife Investors Insurance Company

                        AMENDMENT TO SELLING AGREEMENT

This Amendment is made as of October 1, 2003, to the Selling Agreement(s) ("Selling Agreement") among Life Company, Distributor, Broker Dealer, and General Agency, as the parties are described in the Selling Agreement.

    1. The Selling Agreement is amended by adding the following new sections:

       Money Laundering, Foreign Assets Control. Company, Distributor and
       ----------------------------------------
       Broker Dealer agree to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act ("the Act"), its implementing regulations, and related SEC and SRO rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to implement a customer identification program to verify the identity of customers, and to implement an anti-money laundering compliance program. As required by the Act, each party represents that it has a comprehensive anti-money laundering compliance program that includes, policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function.

       Customer Identification Program. Broker Dealer certifies, and will
       -------------------------------
       certify to Distributor annually as requested, that it has established and implemented a Customer Identification Program, in compliance with applicable regulations, as part of its anti-money laundering compliance program that, at a minimum, requires (i) the verification of the identity of any customer who opens an account within a reasonable time after account opening; (ii) the retention of a record of the information used to verify each customer's identity; and (iii) the determination, within a reasonable time before or after the account is opened, as to whether the customer appears on any lists of known or suspected terrorists or terrorist organizations as provided to it by any government agency. Broker Dealer agrees that it will verify the identity of each customer that it introduces to Distributor, whether through documentary or non-documentary means, and that Distributor will rely upon such verification, as prescribed by the regulations promulgated under Section 326 of the Act in accordance with the safe-harbor provided in Section 103.122(b)(6) of the regulations under the Act.

    2. To the extent that there is a conflict between the language of the Selling Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

    3. Except as amended hereby, the terms of the Selling Agreement shall remain in full force and effect.

In Witness Whereof, the parties have executed this Amendment as of the date first above written.

LIFE COMPANY

MetLife Investors Insurance Company
MetLife Investors Insurance Company of California
First MetLife Investors Insurance Company
MetLife Investors USA Insurance Company

By  /s/ Richard C. Pearson
    --------------------------
    Richard C. Pearson
    Executive Vice President

DISTRIBUTOR

MetLife Investors Distribution Company

By  /s/ Richard C. Pearson
    --------------------------
    Richard C. Pearson
    President

MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED

By      /s/ Illegible
        --------------------------
Title:  First V.P

MERRILL LYNCH LIFE AGENCY

By      /s/ Illegible
        --------------------------
Title:  Vice President

                         THIRD AMENDMENT TO AGREEMENT
                         ----------------------------

   Effective December 5, 2008, the Agreement dated September 1, 2002, as amended, (the "Agreement"), by and among First MetLife Investors Insurance Company, Metropolitan Life Insurance Company and MetLife Investors Distribution Company (collectively "the Company") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Broker Dealer") and its duly licensed insurance affiliate(s), Merrill Lynch Life Agency Inc., and the corporations listed together with their respective states of incorporation on the signature pages hereof (collectively "General Agent"), is amended as follows:

   1. The third paragraph of the Agreement is deleted and replaced with the following:

   "The Company represents that it is the issuer of those fixed and variable products listed on Appendix A. The Company further represents that all variable products listed on Appendix A are properly registered under the Securities Act of 1933 and the Investment Company Act of 1940, that the registration statements and prospectuses comply in all material respects with the applicable provisions of such acts, and do not contain any untrue statement of material fact nor omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading."

   2. Except as amended hereby, all other terms and provisions of the Agreement and of its earlier amendments, including the October 1, 2003 amendment regarding anti-money laundering, shall remain in full force and effect.

   IN WITNESS WHEREOF, the Company and General Agent have caused this instrument to be signed by their duly authorized officers.

First MetLife Investors Insurance        MetLife Investors Distribution Company
Company

By:    /s/ Richard C. Pearson            By:    /s/ Richard C. Pearson
       --------------------------------         -------------------------------

Date:  2/12/09                           Date:  2/12/09

Metropolitan Life Insurance Company

By:    /s/ Illegible
       -------------------------------
Date:  2/12/09

Merrill Lynch, Pierce, Fenner &
Smith, Incorporated

By:    /s/ Illegible
       -------------------------------

Date:  2/23/09

   Merrill Lynch Life Agency Inc.
   A Montana Corporation
   13-2910703

   Merrill Lynch Life Agency Inc.
   A Washington Corporation
   13-2808480

   Merrill Lynch Life Agency Inc.
   A Puerto Rico Corporation
   13-3113174

   Merrill Lynch Life Agency Inc.
   A Virgin Islands Corporation
   13-3072924

By:    /s/ Lori M. Salvo
       -------------------------------
       Lori M. Salvo
       Senior Vice President &
       Secretary

Date:  2/20/2009

                         SECOND AMENDMENT TO AGREEMENT

   This Amendment effective as of November 16, 2004 shall be made part of and incorporated with the Agreement, effective as of the 1st day of September, 2002, as amended, is made by and among First MetLife Investors Insurance Company ("First MLI"), Metropolitan Life Insurance Company ("MetLife") and MetLife Investors Distribution Company ("Distributor") (hereinafter referred to collectively as the "Company") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Broker/Dealer") and its duly licensed insurance affiliate(s), Merrill Lynch Life Agency Inc., a Washington corporation, and the corporations listed together with their respective states of incorporation on the signature pages hereof (hereinafter referred to collectively as "General Agent") with the Broker Dealer.

   WHEREAS, MetLife and Broker/Dealer intend to enter into an arrangement (the "Master Marketing and Services Agreement") relating to the sale and servicing of a deferred fixed income annuity contract knowns as Personal Pension Builder and a variable income annuity product known as Personal IncomePlus, both issued by MetLife;

   NOW THEREFORE,

(1) All terms, conditions and provisions under the Agreement shall remain in full force and effect, except that whenever the provisions of the Agreement and the provisions of the Master Marketing and Services Agreement shall conflict, the provisions of the Master Marketing and Services Agreement shall control but only with respect to the products specifically covered under the Master Marketing and Services Agreement.

(2) Section 8 H of the Agreement is amended by adding a new subsection (3) with respect to products covered under Master Marketing and Services Agreement to read as follows:

   (3) IF TO METLIFE, TO
   METROPOLITAN LIFE INSURANCE COMPANY
   ONE METLIFE PLAZA
   27-01 QUEENS PLAZA NORTH
   LONG ISLAND CITY, NEW YORK 11101
   ATTENTION: HOWARD G. KURPIT
   VICE PRESIDENT AND SENIOR ACTUARY

   IN WITNESS WHEREOF, the Company and General Agent have caused this Amendment to be signed by their duly authorized officers effective as of the day and year first above written.

First MetLife Investors USA Insurance    Metropolitan Life Insurance Company
Company

By:    /s/ Richard C. Pearson            By:    /s/ Howard G. Kurpit
       --------------------------------         -------------------------------
       Richard C. Pearson
       Executive Vice President

Date:  10/9/04                           Date:  11/16/04

MetLife Investors Distribution Company   Merrill Lynch, Pierce, Fenner &
                                         Smith, Incorporated

By:    /s/ Richard C. Pearson            By:    /s/ Barry G. Skolnick
       --------------------------------         -------------------------------
       Richard C. Pearson                       Barry G. Skolnick
       Executive Vice President                 First Vice President &
                                                Assistant General Counsel

Date:  10/9/04                           Date:  10/7/04

Merrill Lynch Life Agency Inc.            Merrill Lynch Life Agency Inc.
An Alabama Corporation                    A Nevada Corporation
13-333-9384                               86-0869923

Merrill Lynch Life Agency Inc.            Merrill Lynch Life Agency Inc.
An Illinois Corporation                   A New Mexico Corporation
13-2881767                                13-2887950

Merrill Lynch Life Agency Inc.            Merrill Lynch Life Agency Inc.
A Massachusetts Corporation               An Ohio Corporation
13-2884450                                13-2896747

Merrill Lynch Life Agency Inc.            Merrill Lynch Life Agency Inc.
A Montana Corporation                     An Oklahoma Corporation
13-2910703                                13-2911075

Merrill Lynch Life Agency Inc.            Merrill Lynch Life Agency Inc.
A Washington Corporation                  A Virgin Islands Corporation
13-2808480                                13-3072924

                                          Merrill Lynch Life Agency Inc.
                                          A Wyoming Corporation
                                          84-1431446

                                          By:    /s/ Brian H. Buckley
                                                 -------------------------------
                                                 Brian H. Buckley
                                                 Vice President

                                          Date:  10/07/04

                            AMENDMENT TO AGREEMENT

This Amendment effective as of February 6, 2004 shall be made part of and incorporated with the Agreement, effective as of the 1st day of September, 2002,
is made by and among      ("First MLI"), and MetLife Investors Distribution
Company ("Distributor") (hereinafter referred to collectively as "the Company") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Broker/Dealer") and its duly licensed insurance affiliate(s), Merrill Lynch Life Agency Inc., a Washington corporation, and the corporations listed together with their respective states of incorporation on the signature pages hereof (hereinafter referred to collectively as "General Agent") with the Broker Dealer.

   Metropolitan Life Insurance Company ("MetLife") is an affiliate of the Company and it issues certain annuity contracts, including variable annuities, as well as long-term care insurance.

   The Agreement is hereby amended to add MetLife as a party to the Agreement. All terms, conditions and provisions under the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, the Company and General Agent have caused this instrument to be signed by their duly authorized officers effective as of the day and year first above written.

First MetLife Investors Insurance        Metropolitan Life Insurance Company
Company

By:    /s/ Richard C. Pearson            By:    /s/ Michael Farrell
       --------------------------------         -------------------------------
       Richard C. Pearson                       Michael Farrell
       Executive Vice President                 Senior Vice President

Date:  2/6/04                            Date:  2/6/04

MetLife Investors Distribution Company   Merrill Lynch, Pierce, Fenner &
                                         Smith, Incorporated

By:    /s/ Richard C. Pearson            By:    /s/ Barry G. Skolnick
       --------------------------------         -------------------------------
       Richard C. Pearson                       Barry G. Skolnick
       President                                First Vice President &
                                                Assistant General Counsel

Date:  2/6/04                            Date:  2/26/04

Merrill Lynch Life Agency Inc.           Merrill Lynch Life Agency Inc.
An Alabama Corporation                   A Nevada Corporation
13-333-9384                              86-0869923

Merrill Lynch Life Agency Inc.           Merrill Lynch Life Agency Inc.
An Illinois Corporation                  A New Mexico Corporation
13-2881767                               13-2887950

Merrill Lynch Life Agency Inc.           Merrill Lynch Life Agency Inc.
A Massachusetts Corporation              An Ohio Corporation
13-2884450                               13-2896747

Merrill Lynch Life Agency Inc.           Merrill Lynch Life Agency Inc.
A Montana Corporation                    An Oklahoma Corporation
13-2910703                               13-2911075

Merrill Lynch Life Agency Inc.           Merrill Lynch Life Agency Inc.
A Washington Corporation                 A Virgin Islands Corporation
13-2808480                               13-3072924

                                         Merrill Lynch Life Agency Inc.
                                         A Wyoming Corporation
                                         84-1431446

                                         By:    /s/ Brian H. Buckley
                                                -------------------------------
                                                Brian H. Buckley
                                                Vice President

                                         Date:  2/26/04

                       LONG-TERM CARE RIDER TO AGREEMENT

   This Rider effective as of February 6, 2004 shall be made part of and incorporated with the Agreement dated as of the 4/th/ day of March, 2002, amended as of February 6, 2004 (the "Agreement") made by and among First MetLife Investors Insurance Company ("FMLI"), Metropolitan Life Insurance Company ("MetLife") and MetLife Investors Distribution Company ("Distributor"), (hereinafter referred to collectively as "the Company") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Broker/Dealer") and its duly licensed insurance affiliate(s), Merrill Lynch Life Agency Inc., a Washington corporation, and the corporations listed together with their respective states of incorporation on the signature pages hereof (hereinafter referred to collectively as "General Agent") with the Broker/Dealer.

   General Agent wishes to offer long-term care insurance products ("LTCI Products") offered by MetLife and MetLife desires that General Agent sell its LTCI Products.

   MetLife represents that it is the issuer of LTCI Products listed in Exhibit A to this Rider and that these products, including rates and any required documents and brochures, have been filed and approved in accordance with state insurance laws, regulations, bulletins and notices.

   MetLife agrees to appoint General Agent and its subagents in accordance with the terms of the Agreement. General Agent represents that it is duly licensed to transact long-term care insurance business.

   The Company, at its own expense, shall obtain basic underwriting requirements and all health and medical information. Any fees or expenses charged for obtaining such inspection reports, medical records, attending physician statements or any other health or medical information shall be the full responsibility of the Company.

PRIVACY

   In addition to the privacy provisions stated in the Agreement, the following shall apply with regard to sales of LTCI Products. To the extent that either party receives, creates, has access to or use protected health information regarding individuals who are applicants for, owners of or eligible for benefits under certain health insurance products and optional riders offered by or through MetLife ("MetLife PHI"), in accordance requirements of the federal Health Insurance Portability and Accountability Act of 1996 and related regulations ("HIPAA"), as may be amended from time to time, the parties agree:

    a. Not to use or disclose MetLife PHI except i) to perform functions, activities, or services for, or on behalf of, the parties as specified in this Rider and consistent with applicable laws, or ii) to the extent that such use or disclosure is required by law. Any such use or disclosure shall be limited to that required to perform such services or to that required by relevant law.

    b. Not to disclose MetLife PHI to any third party, including, without limitation, their respective third party service providers except to the extent necessary to carry out their obligations under this Rider and then only with an agreement in writing from the third party to use or disclose such MetLife PHI only to the extent necessary to carry out their respective obligations under this Rider and for no other purposes. The parties shall maintain, and shall require all third parties approved to maintain effective information security measures to protect MetLife PHI from unauthorized disclosure or use.

    c. To use appropriate safeguards to prevent use or disclosure of MetLife PHI other than as permitted by this Rider and to implement administrative, physical and technical safeguards to reasonably protect the confidentiality, integrity and availability of any electronic MetLife PHI that each party creates, receives, maintains or transmits on behalf of the other.

    d. The parties shall provide each other with information regarding such security measures upon the reasonable request of the other party and promptly provide the other with information regarding any failure of such security measures or any security breach related to MetLife PHI. Each party shall attempt to mitigate any harmful effect of any use or disclosure that is made in violation of the requirements of this Rider.

    e. To, within 15 days of either party's request, provide the other party with any MetLife PHI or information relating to MetLife PHI as deemed necessary by the party to provide individuals with access to, amendment of, and an accounting of disclosures of MetLife PHI.

    f. To make records relating to use or disclosure of MetLife PHI available to the Secretary of the United States Department of Health and Human Services at his/her request to determine MetLife's compliance with HIPAA.

    g. To, upon termination of the Rider, in accordance with either party's wishes, either return or destroy all MetLife PHI maintained in any form and retain no copies. If the parties agrees that such return or destruction is not feasible, the parties shall extend the protections of this Rider to the MetLife PHI beyond the termination of this Rider, in which case any further use or disclosure of the MetLife PHI will be solely for the purposes that make return or destruction infeasible. Destruction without retention of copies is deemed "infeasible" if prohibited by the terms of this Rider or by applicable law, including record retention requirements of various state insurance laws.

   Notwithstanding any of the above, the Company shall be solely responsible for providing Privacy Notices and obtaining HIPAA Authorizations from applicants. The Company shall also be solely responsible for keeping and maintaining all records required under law in connection with the application and issuance of long-term care policies.

   For these purposes, PHI means individually identifiable information that is transmitted or maintained in any medium and relates to the past, present or future physical or mental health or condition of an individual; the provision of health care to an individual; or future payment for the provision of health care to the individual. PHI includes demographic information about individuals, including names; addresses; dates directly related to an individual, including but not limited to birth date; telephone numbers; fax numbers; E-mail addresses; Social Security numbers; policy numbers, medical record numbers; account numbers; and any other unique identifying number, characteristic, or code. MetLife PHI also includes, but is not limited to, information provided by an individual on an application for a MetLife Long-Term Care Insurance Policy or other health care plan; information related to the declination or issuance of, or claim under, a MetLife Long-Term Care Insurance Policy; or information derived therefrom.

   Breach of any of these provisions by either party shall constitute a material breach of this Rider and provide grounds for immediate termination of this Rider by the breached party, notwithstanding any other provisions of this Rider.

   This Privacy provision will survive the termination of this Rider.

APPLICATION SUPPORT

   The Company shall provide full administrative support to General Agent, including a detailed walk-through of the application with the agent and applicant/client. It shall provide all necessary support required to assist General Agent in obtaining information for the preliminary request for long-term care insurance.

   The Company shall be responsible for delivering all required regulatory documents and information about the long-term care policy directly to the client. The Company shall follow up to ensure that it has all required authorizations from the client prior to processing the application. MetLife's registered nurse shall call the client to complete a full application via telephone.

ILLUSTRATIONS/TECHNOLOGY REQUIREMENT

   MetLife shall make available its web-based illustration system to General Agent. MetLife shall design a separate home page for access by the General Agent and its designated producers and access must be made available via a browser neutral platform. All requirements under the Future Enhancements section of Exhibit B of the Agreement shall be incorporated in full hereto with respect to the web-based illustration provided by MetLife. MetLife shall ensure that any MetLife PHI information as discussed above is encrypted and secure. MetLife shall use best efforts to update any regulatory requirements, illustration system upgrades and all applicable rate changes immediately.

   Company shall assure that all illustration software to be utilized by General Agent and its designated brokers comports with General Agent mandates and is compliant with: (1) the National Association of Insurance Commissioners Model Act for long-term care insurance products; and (2) all applicable state law, regulations, bulletins and notices for long-term care insurance products. The illustration format to be utilized for General Agent and General Agent's designated brokers shall be a customized illustration format as dictated and approved by General Agent prior to any use with General Agent and designated brokers. Such illustration software shall illustrate General Agent-approved products and features only. The Company will pay all maintenance costs applicable to updating and upgrading illustrations for the Company's products to the General Agent and the General Agent's designated brokers through such web-based illustration system. The Company will make any changes to the illustration software required to comply with regulatory requirements as well as those changes necessitated resulting from outside counsel's review of the Products, and the parties further agree that the illustration format referenced in this Agreement shall be modified as necessary to conform to applicable state regulations governing the illustration of long-term care products.

   If the Company has a website for producer access that contains pending and in-force policy information, the Company shall design a separate home page for access by the General Agent and its designated producers as dictated by General Agent. This home page will contain links to the following sections of the Company's website:
General Agent-approved policy forms and marketing materials, pending case status, in-force policy information, state availability grids/charts, producer licensing status and underwriting requirements. Access to pending case status and in-force policy information shall be limited on a producer-level basis, with full access being granted to General Agent home office staff. The Company shall employ all appropriate measures to ensure that this separate home page is accessible only to General Agent and its designated producers as dictated by General Agent and inaccessible to unauthorized third parties.

   All other terms and provisions under the Agreement shall remain in full force and effect.

   This Rider may be executed in one or more counterparts, each of which shall be deemed in all respects an original.

   IN WITNESS WHEREOF, the Company and General Agent have caused this instrument to be signed by their duly authorized officers effective as of the day and year first above written.

First MetLife Investors Insurance        Metropolitan Life Insurance Company
Company

By:    /s/ Richard C. Pearson            By:    /s/ Michael Farrell
       --------------------------------         -------------------------------
       Richard C. Pearson                       Michael Farrell
       Executive Vice President                 Senior Vice President

Date:  2/6/04                            Date:  2/6/04

MetLife Investors Distribution Company   Merrill Lynch, Pierce, Fenner & Smith
                                         Incorporated

By:    /s/ Richard C. Pearson            By:    /s/ Barry G. Skolnick
       --------------------------------         -------------------------------
       Richard C. Pearson                       Barry G. Skolnick
       President                                First Vice President & Assistant
                                                General Counsel

Date:  2/6/04                            Date:  2/26/07

 Merrill Lynch Life Agency Inc.          Merrill Lynch Life Agency Inc.
 An Alabama Corporation                  A Nevada Corporation
 13-333-9384                             86-0869923

 Merrill Lynch Life Agency Inc.          Merrill Lynch Life Agency Inc.
 An Illinois Corporation                 A New Mexico Corporation
 13-2881767                              13-2887950

 Merrill Lynch Life Agency Inc.          Merrill Lynch Life Agency Inc.
 A Massachusetts Corporation             An Ohio Corporation
 13-2884450                              13-2896747

 Merrill Lynch Life Agency Inc.          Merrill Lynch Life Agency Inc.
 A Montana Corporation                   An Oklahoma Corporation
 13-2910703                              13-2911075

 Merrill Lynch Life Agency Inc.          Merrill Lynch Life Agency Inc.
 A Washington Corporation                A Virgin Islands Corporation
 13-2808480                              13-3072924

                                         Merrill Lynch Life Agency Inc.
                                         A Wyoming Corporation
                                         84-1431446


                                         By:    /s/ Brian H. Buckley
                                                -------------------------------
                                                Brian H. Buckley
                                                Vice President

                                         Date:  2/26/04

                             SERVICE ONLY ADDENDUM

This Schedule effective as of the 1st day of September, 2002, is incorporated into and made part of the Selling Agreement made by and among First MetLife Investors Insurance Company ("First MLI"), and MetLife Investors Distribution Company ("Distributor"), selling products listed on the attached Appendix A (hereinafter referred to collectively as "the Company") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Broker/Dealer") and its duly licensed insurance affiliate(s), Merrill Lynch Life Agency Inc., a Washington corporation, and the corporations listed together with their respective states of incorporation on the signature pages hereof (hereinafter referred to collectively as "General Agent") with the Broker Dealer. This Schedule is subject to all of the provisions of the Agreement except as modified herein. General Agent is hereby authorized to the extent outlined in the Agreement to act as a dealer of Distributor and as agent of Company for the sale of certain annuity contracts and/or life insurance policies. No other authority is granted.

General Agent may become the agent of record in connection with Company annuity contracts or life insurance policies that Company does not offer to General Agent for new sales and which were solicited by representatives of other agencies or dealers for which General Agent became Agent of Record after issue ("Service Only Contracts"). Unless otherwise agreed by the Company to the contrary, Company will pay General Agent any applicable compensation attributable to service compensation, including, but not limited to subsequent premiums, in connection with such Service Only Contracts. The parties understand and agree that for those Service Only Contracts subject to exchanges in accordance with Section 1035 of the Internal Revenue Code, compensation will be paid as set forth in the attached Summary of Exchange Rules provided by Company.

Company shall indemnify, defend, and hold General Agent, its officers, employees and agents harmless against all liability, including attorneys' fees and costs of investigation and defense incident thereto arising as a result of errors, omissions, negligence, misrepresentation, fault, wrongful action or breach of any representation or warranty by the Company, its affiliates, agents (other than General Agent), or any officer, director or employee of Company or said affiliates or agents (including, but not limited to, the failure to provide adequate tax disclosure concerning the Service Only Contracts contained in the prospectus or to properly administer the Service Only Contracts and failure to comply with any applicable federal law or regulation, state law or regulation, administrative or exchange rule or regulation, or rule of any applicable self-regulatory organization) arising from, relating to or in connection with the solicitation or sale of the Service Only Contracts.

General Agent shall indemnify, defend, and hold the Company, its officers, employees and agents harmless against all liability, including attorneys' fees and costs of investigation and defense incident thereto arising as a result of errors, omissions, negligence, misrepresentation, fault, wrongful action or breach of any representation or warranty by General Agent, its affiliates, agents, or any officer, director or employee of General Agent or said affiliates or agents (including, but not limited to, failure to comply with any applicable federal law or regulation, state law or regulation, administrative or exchange rule or regulation, or rule of any applicable self-regulatory organization) arising from, relating to or in connection with the solicitation of premiums or purchase payments or other acts or omissions arising after General Agent becomes broker of record for a Service Only Contract.

The undersigned hereby acknowledge receipt and understanding of the above Schedule to the referenced Agreement.

First MetLife Investors Insurance        Merrill Lynch, Pierce, Fenner &
Company                                  Smith, Incorporated

By:    /s/ Richard C. Pearson            By:    /s/ Barry G. Skolnick
       --------------------------------         -------------------------------
       Richard C. Pearson                       Barry G. Skolnick
       Executive Vice President                 First Vice President and
                                                Assistant General Counsel

Date:  9/13/02                           Date:  9/10/02

MetLife Investors Distribution Company

By:    /s/ Richard C. Pearson
       --------------------------------
       Richard C. Pearson
       President

Date:  9/13/02

Merrill Lynch Life Agency Inc.
A New York Corporation
13-2808480

By:    /s/ Lori M. Salvo
       --------------------------------
       Lori M. Salvo
       Vice President

Date:  9/10/02

                                   AGREEMENT
                                   ---------

   This Agreement, effective as of the 1st day of September, 2002, is made by
and among First MetLife Investors Insurance Company ("        "), and MetLife
Investors Distribution Company ("Distributor"), selling products listed on the attached Appendix A (hereinafter referred to collectively as "the Company") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Broker/Dealer") and its duly licensed insurance affiliate(s), Merrill Lynch Life Agency Inc., a Washington corporation, and the corporations listed together with their respective states of incorporation on the signature pages hereof (hereinafter referred to collectively as "General Agent") with the Broker Dealer.

   Where applicable, any reference in this Agreement to General Agent or the Company, while defined collectively, will be deemed to refer to the individual entity liable for the stated act.

   The Company represents that it is the issuer of those products listed on Appendix A The Company further represents that the products listed on Appendix A are properly registered under the Securities Act of 1933 and the Investment Company Act of 1940, that the registration statements and prospectuses comply in all material respects with the applicable provisions of such acts, and do not contain any untrue statement of material fact nor omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

   Broker/Dealer and Distributor each represent that it is registered as a broker and dealer under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. ('"NASD")

   General Agent and Broker Dealer represent and warrant that with respect to Securities and Exchange Commission-registered contracts sold under this Agreement, its brokers shall be registered representatives of Broker/Dealer. General Agent represents and warrants that it is an insurance agency or insurance agencies duly licensed to sell variable life insurance and fixed and variable annuities in any state or other jurisdiction in which General Agent intends to perform hereunder and that each of the General Agent's brokers appointed to the Company are duly licensed (including any special variable licensing) under insurance laws in any state or other jurisdiction in which the broker offers or sells the Products hereunder.

I. Appointment
   -----------

   Subject to all the terms of this Agreement, and to the applicable state laws regarding licensing insurance agents, General Agent is hereby appointed by the Company to represent it and any subsidiary, agency or company designated by it in writing, only in accordance with the terms of this Agreement, in the sale of insurance products set forth in Appendix A, attached to and made a part of this Agreement and in any written amendment thereto, (hereinafter referred to as "Products" or "the Products"), in any jurisdiction in which General Agent is validly licensed and in good standing and in which the Products may be legally sold and while any applicable registration under the Securities Act of 1933, as amended, is in effect. General Agent hereby accepts such appointment. The Company and General Agent agree that this Agreement is not an exclusive Agreement and no rights of exclusivity arise herefrom in favor of either party.

II. Authorization
    -------------

   General Agent is authorized to:

   A promote, market, solicit, sell and deliver the Products, receive, and forward initial premiums thereon, and perform any other act specifically authorized by this Agreement or in writing by the Company; and

   B. designate its brokers, subject to the approval by the Company, which approval may be withdrawn subject to the limitations of Section VII herein, as General Agent deems necessary to conduct the General Agency business under this Agreement. Any such brokers that General Agent designates to sell the Products or to whom General Agent pays commissions under this Agreement shall also be licensed and appointed as required by law and securities registered as required by law and the rules of the National Association of Securities Dealers ("NASD").

III. Relationship
     ------------

   General Agent and Broker Dealer shall freely exercise their own judgment as to the time, place and means of exercising authority under this Agreement. General Agent and Broker Dealer shall not possess or exercise any authority on behalf of the Company other than that expressly conferred on General Agent and Broker Dealer by this Agreement unless otherwise agreed to by the parties. General Agent and Broker Dealer are independent contractors and nothing in this Agreement shall create the relationship of employer and employee between the Company and General Agent or Broker Dealer and their brokers and employees. Nothing contained in this Agreement shall restrict General Agent and Broker Dealer from acting as an agent or broker for other insurance companies.

IV. General
    -------

   The Company shall maintain an administrative office for annuity Products and an administrative office for life Products to which all policy applications, premiums and policy service requests shall be referred by General Agent. The Company shall designate dedicated service personnel to support General Agent's business. Only business from General Agent's brokers properly licensed and appointed to sell the Products for which applications are submitted by such brokers shall be acceptable to the Company. In the event that any of the Products are not approved products of General Agent prior to General Agent's execution of this Agreement, they must be so approved prior to this Agreement's effective date. Should General Agent determine it necessary to obtain outside counsel's review of any such products in order to provide approval, the Company shall be permitted to pre-approve an estimate to perform such review, and provided that General Agent and the Company have mutually agreed to such expense, the Company will thereafter reimburse General Agent the actual cost of such review upon General Agent's documentation of said costs Except as otherwise provided herein and subject to the limitations set forth in Section XI. herein, the Company may, in its discretion, withdraw from sale any of the Products described in Appendix A, as amended from time to time.

   General Agent will obtain and transmit promptly to the Company all applications and premiums for the Products. All premiums shall be submitted to the Company by check payable to the Company or by wire transfer directly to the Company's designated account. For purposes of this provision, "promptly" shall be deemed to mean not later than two (2) business days for variable Products and five (5) business days for fixed Products.

   General Agent shall promptly provide the Company with any necessary license information required by the Company or state insurance departments in order to appoint General Agent or designated brokers with the Company and will cooperate with the Company upon reasonable notice in the event that the Company is required by law to obtain a background investigation of a broker, and the Company shall use best efforts to forward all appointment paperwork to state insurance departments within two (2) business days of receipt of all necessary information in proper order from General Agent. Company and General Agent will use their best efforts to effectuate a "paperless appointment" of all of General Agent's brokers in accordance with applicable law.

   Upon issuance of a Product, unless otherwise delivered to General Agent's broker at General Agent's request, the Company shall promptly deliver such Product to its purchaser by first class mail to the purchaser's last known address of record. In the event that a Product is delivered to the General Agent's broker, General Agent's broker shall cause the Product to be promptly delivered to the Purchaser. For purposes of this provision, "promptly" shall be deemed to mean not later than five (5) business days in the case of variable annuities or variable life policies and twenty (20) business days in the case of fixed annuities.

V. Unauthorized Acts
   -----------------

   Unless specifically authorized in writing by the Company or otherwise agreed upon by the parties, General Agent shall not on behalf of the Company a) waive, alter, add or omit any provision or part of any Product issued by the Company;
b) extend the time for the payment of any premium or contract consideration; c) incur any debt or liability in the Company's name; or d) bind the Company by any contract, promise or agreement, oral or written.

VI. Expenses
    --------

   General Agent shall pay all expenses whatsoever connected with operating its insurance business except that the Company shall pay those expenses which it expressly assumes under this Agreement or otherwise in writing.

VII. Compliance
     ----------

   A. The Company agrees that during the continuance of this Agreement it will take all action which is required for it to comply and for all Products marketed hereunder to comply, and to continue to comply with all applicable federal and state laws and regulations, and the rules and regulations of all appropriate self-regulatory organizations. The Company represents that all Products marketed hereunder as well as any prospectus for any Products marketed hereunder and all advertising or sales promotional material provided by the Company hereunder have been reviewed and approved, as applicable, by the Company's legal and/or compliance personnel, including the Distributor's NASD Registered Principal.

   B. The Company shall, at its expense, appoint prior to any solicitation of the Products, the brokers designated by General Agent hereunder. Such appointments shall be in any and all states where General Agent indicates a designated broker will be doing insurance business under this Agreement and shall be at the expense of the Company. Throughout the term of this Agreement, each of General Agent's

District Annuity Specialists and any other of General Agent's insurance specialists shall be appointed at the Company's expense in all states where such District Annuity Specialist or insurance specialist holds an insurance license and in all states included in their respective territories as designated by General Agent. Company shall appoint at its expense all of General Agent's designated brokers doing insurance business under this Agreement in any and all jurisdictions for which such brokers are duly licensed and request appointment. Company shall use its best efforts to appoint brokers based upon electronic transmissions of licensing information from General Agent. The Company shall provide General Agent with an electronic file to the designated General Agent data center, updating the appointment status of General Agent's designated brokers on a daily basis or as otherwise reasonably requested by General Agent.

   C. Except as otherwise specified herein, regardless of individual production, Company shall renew at the Company's expense all appointments of General Agent's insurance specialists (currently District Annuity Specialists and their assistants). Further, regardless of individual production, the Company shall also renew at the Company's expense for not less than twenty-four
(24) months from their original appointment date all appointments of General Agent's other brokers. Thereafter, the Company shall continue to renew at its expense all appointments of General Agent's other brokers who have made a sale under this Agreement within the year prior to any renewal date. Company shall not terminate or fail to renew any designated broker's appointment for non-production without thirty (30) days prior written notice to General Agent. If Company does not renew any designated broker's appointment for non-production, Company shall notify said broker directly and indicate said non-renewal on its daily electronic appointment file provided to General Agent. Notwithstanding anything contained herein, Company, upon consultation with General Agent, shall have the right to terminate the appointment of any of General Agent's brokers, District Annuity Specialists or insurance specialists if any such individual violates any applicable state insurance law, rule or regulation, state securities law or Federal securities law, rule or regulation or upon a determination by the Company in its discretion that the individual is not of good character and may harm its public image or reputation. If Company determines to terminate the appointment of any such individual based upon such violation or determination, Company must immediately notify General Agent of such determination and General Agent, in turn, shall notify said individual.

   D. To facilitate the appointment of General Agent's brokers, the Company will not require copies of the brokers' state insurance licenses, provided that: (1) the Company receives accurate licensing information as to each broker, and (2) General Agent shall provide a copy of a broker's license (or a copy of information received/downloaded from the National Insurance Producer Registry ("NIPR") database within two (2) business days of the Company's request if requested as a result of a regulatory, audit (whether external or internal) or judicial inquiry. The parties understand that NIPR is provided directly from state insurance departments who participate in NIPR.

   E. Broker-Dealer and Distributor each represent and warrant that it is a broker-dealer registered with the SEC under the 1934 Act, and is a member of the NASD in good standing. Broker-Dealer and Distributor must, at all times when performing their respective functions and fulfilling their respective obligations under this Agreement, be duly registered as a broker-dealer under the Securities Exchange Act of 1934 ("34 Act") and, as required by applicable law, in each state or other jurisdiction in which Broker-Dealer and Distributor intend to perform their respective functions and fulfill their respective obligations hereunder, and be a member in good standing of the NASD.

VIII. Notice and Required Regulatory Reports
      --------------------------------------

   A. The Company will give General Agent notice in advance of any changes made with regard to the Products marketed under this Agreement. If the decision to make changes with regard to such Products is not in response to legal or regulatory mandate, thirty (30) days prior written notice to General Agent is required. Should General Agent, in its sole discretion, determine it necessary to obtain outside counsel's review of any indicated changes, the Company shall reimburse General Agent the actual costs of such review upon receipt of documentation of such cost.

   B. The Company will notify General Agent within ten (10) days of its obtaining knowledge of any actual or impending material adverse change in the Company's financial condition, the financial condition of any subsidiary, parent company or reinsurer, or if any published rating of the Company, any subsidiary, parent or reinsurer has been or is to be lowered. The Company will also notify General Agent within ten (10) days of its obtaining knowledge of any actual or impending material adverse change in the financial condition of any reinsurer if such change has or could have a material effect on the financial condition of the Company or its affiliates.

   C. (1) Within twenty (20) days after the Company has sent or delivered the following reports to the pertinent regulatory agency, the Company agrees to send or furnish General Agent a copy of each such report actually filed. The reports are.

       (a) The Annual Statement of the Company filed with the Company's state of domicile.

       (b) The Quarterly Convention Statement of the Company filed with the Company's state of domicile.

      (2) If the Company is part of an insurance holding company system under the laws of its state of domicile and subject to said laws, the Company agrees to send (or give notice to the extent that the document is available on the internet) within twenty (20) days of delivery to the pertinent regulatory agency, copies of the following:

       (a) Any amendments to the Company's Registration Statement.

       (b) The Company's Annual Report describing transactions during the prior year with entities within the holding company system.

       (c) Any requests for approval filed by the Company with said regulatory agency with respect to any proposed transaction(s) between the Company and any entity within the holding company system.

       (d) If applicable, the 10K report of the Company's parent filed with the United States Securities and Exchange Commission ("SEC").

       (e) If applicable, the 10-Q report of the Company's parent filed with the SEC.

   D. The General Agent will notify the Company within ten (10) days of its obtaining knowledge of any actual or impending material adverse change in the General Agent's financial condition, the financial condition of any subsidiary or parent company( including without limitation the Broker Dealer), or if any published rating of the General Agent, any subsidiary or parent (including without limitation the Broker Dealer) has been or is to be lowered.

   E. Each party will notify the other of any regulatory or administrative investigation or inquiry, claim or judicial proceeding which may affect Products marketed or services rendered under this Agreement within ten
(10) days of knowledge of such, excluding, however, claims for benefits under a policy or application or contests regarding the validity, enforceability, or construction of any policy, contract or application issued by the Company.

      (1) Within ten (10) days after receipt by either party of notice of any such investigation or proceeding, the party in receipt thereof will notify the other party by forwarding a copy of all documents received in connection with the matter and will communicate to the other party additional information it deems necessary to furnish the other party a complete understanding of the same.

      (2) In the case of a customer complaint with respect to General Agent, any designated broker or any company or person affiliated with General Agent or any designated broker, the Company shall not take any final action with respect to such complaint without prior consultation with General Agent. This Subparagraph E (2) shall survive termination of this Agreement.

      (3) For the purposes of this Agreement, the term "customer complaint" shall mean a written communication either directly from a purchaser or a purchaser's representative or indirectly from a regulatory agency to which a purchaser or a purchaser's representative has written expressing a grievance.

      (4) Each party agrees to cooperate fully with the other in any regulatory investigation, administrative or judicial proceeding or customer complaint regarding products marketed or services rendered under this Agreement. This Subparagraph E(4) shall survive termination of this Agreement.

   F. Distributor agrees that it shall act as Broker/Dealer's agent in providing customer confirmations pursuant to Rule 10b-10 under the 1934 Act and shall confirm or cause to be confirmed to customers of Broker-Dealer all Product transactions, as and to the extent legally required. Distributor either directly or through the services of the Company shall maintain as agent for Broker/Dealer in compliance with Rules 17a-3 and 17a-4 under the 1934 Act all books and records concerning such customer confirmations.

   G. If applicable, Company shall confirm to General Agent either electronically or in writing any change in interest rates for new contracts, additional premiums or renewals as soon as Company becomes aware or receives notice of any such change. At all times Company shall provide General Agent with access to current interest rates for Products marketed under this Agreement.

   H. All communications under this Agreement shall be in writing and shall be mailed by certified mail, postage prepaid, sent by recognized overnight courier service, or transmitted by facsimile, with receipt confirmed by the transmitter via telephone within twenty-four (24) hours of transmission, provided a duplicate copy thereof is mailed by certified mail or sent by courier service, as indicated above;

    (1)if to General Agent, to:

       Merrill Lynch Life Agency Inc
       P.O. Box 9060
       Princeton, New Jersey 08543-9060
       Attention: Lori Caracappa

       with a copy to:

       Merrill Lynch Insurance Group, Inc.
       P.O. Box 9060
       Princeton, New Jersey 08543-9060
       Attention: Barn Skolnick, Senior V. P. & General Counsel

    (2)if to the Company, to:

       First MetLife Investors Insurance Company
       22 Corporate Plaza Drive
       Newport Beach, California 92660
       Attention: Michael K. Farrell
       Chief Executive Officer

       with a copy to:

       First MetLife Investors Insurance Company
       22 Corporate Plaza Drive
       Newport Beach, California 92660
       Attention: Richard C. Pearson
       Executive Vice President and General Counsel

Notice will be deemed to have been effected once the certified mail or courier package has been delivered or once receipt of the facsimile has been confirmed in accordance with instructions, above. Either party may change the address indicated herein by written notice to the other.

   I. For the purposes of this Agreement, the term "days" shall refer to calendar days unless otherwise specifically indicated.

IX.Litigation
   ----------

   Neither party shall institute any legal proceedings against a third party regarding or affecting Products marketed or services rendered under this Agreement without first consulting with the other party to the Agreement and providing such party with at least fifteen (15) business days prior written notice

X. Limitation
   ----------

   A. The Company has the right to reject any applications or premiums received by it and to return or refund to an applicant such applicant's premium. In the event that the Company rejects an application, it will return any premium paid by the applicant to such applicant and will promptly notify General Agent of such action. In the event that a purchaser exercises his or her "free look" right under a Product, any amount to be refunded will be so refunded to the purchaser by the Company.

   B. Subject to Section VIIA hereof, the Company may limit the amount and type of policies and contracts it shall distribute or issue and the amount of premium or deposit it shall accept.

XI.Territory, Withdrawal of Business and Policy Forms
   --------------------------------------------------

   The Company, upon thirty (30) days prior written notice to General Agent, may stop doing business in any state or territory or withdraw any Products from sale by General Agent. The foregoing notwithstanding, the Company may immediately suspend the sale of any Products and may cease doing business in any state upon notice to General Agent when such suspension or such cessation of business is in response to regulatory authority. The Company may additionally resume the offer of Products for sale by General Agent at any time upon thirty (30) days prior written notice to General Agent, or such lesser period of time as agreed to by General Agent. In such event, the Company shall specifically advise General Agent of any modifications or changes to the resumed Products and provide General Agent with complete copies of any changed forms at the time notice is given to resume sales of the Products.

XII. Compensation
     ------------

   A. The Company will pay General Agent compensation hereunder as provided in the Commission Schedule attached to and made a part of this Agreement. The payment of such compensation shall be subject to the terms and conditions of this Agreement and those set forth on Commission Schedule. Compensation will be paid on premiums received by the Company for issued Products which are produced in accordance with this Agreement and are accepted by the proposed owners, and are not refunded during any "free look" period required by law or permitted under a Product and shall be subject to such chargebacks, refunds and other terms as are set forth in the Commission Schedule. The Company may alter or amend the Commission Schedule for all Products upon thirty (30) days prior written notice to General Agent. Changes or amendments to the rate of compensation payable on premiums or on asset-based compensation become effective for Products issued on or after the effective date of such changes unless otherwise agreed to in writing by General Agent and the Company. Changes or amendments to the rate of compensation payable on premiums or asset-based compensation will not apply to Products issued prior to the effective date of such change, unless otherwise agreed in writing by General Agent and the Company. Changes or amendments to the Commission Schedule that do not relate to rate of compensation may be applied to Products issued prior to the effective date of the change.

   Initial and trail commissions are vested to General Agent when earned under the applicable Commission Schedule. The terms of said Commission Schedule notwithstanding, all commissions or other compensation payable based on the production of designated brokers hereunder shall be paid and reported only to General Agent. The parties understand and agree that when a contract/policyowner terminates the General Agent and Broker/Dealer, any commissions or compensation due on existing Products after termination shall be payable and vest to General Agent or Broker/Dealer. This provision with regard to vesting shall not be applied or enforced with regard to annuity compensation payable until the later of such time as similar limitations apply to all insurers then offering annuity products or April 1, 2003, such enforcement date to be modified if mutually agreed by the parties.

   B. The Company will send electronically a Statement of Account referencing all compensation payable hereunder for the preceding week to General Agent on a weekly basis. Any and all compensation payable hereunder will be paid only to General Agent, on an automated basis, every week.

   C. With respect to commissions or compensation owed by the Company or any affiliate to the General Agent, the Company shall have the right to set off against such amounts any chargebacks payable by the General Agent under this Agreement, to the extent permitted by applicable law.

   D. Brokers shall have no interest in this Agreement or right to any compensation to be paid by the Company to Genera! Agent. General Agent shall be solely responsible for the payment of any commission or consideration of any kind to brokers.

   E. General Agent shall be solely responsible under applicable tax laws for reporting of compensation paid to brokers and for any withholding of taxes from compensation paid to brokers, including, without limitation. FICA, FUTA, and federal, state and local income taxes.

   F. This Section XII shall survive termination of this Agreement

XIII. Books, Records
      --------------

   A. Each party hereto shall have the right, during normal business hours and upon ten (10) days prior written notice, to audit and inspect the books and records of the other party relating solely to the business contemplated by this Agreement. Such books and records will be complete and available for review at each party's business offices in a good and legible condition for a period of three (3) full calendar years after the year of termination of this Agreement, during which time this audit right shall continue.

   B. The Company shall furnish General Agent with all necessary forms required by regulations, such as replacement analysis forms, disclosure material etc. required for use in connection with the sale of the Products.

   C. To the extent permitted by law or as otherwise limited by the terms of the Agreement if more stringent than applicable law, the Company shall furnish General Agent with pending and in-force current customer data and contract information as to which General Agent is broker of record on the books of the Company through electronic means in a manner and format as specified in Appendix B.

   D. Any unused contracts, forms, applications and other supplies furnished by the Company to General Agent shall always remain the property of the Company and shall be accounted for and returned to the Company or destroyed by General Agent on demand.

   E. The Company will provide General Agent, on at least a quarterly basis, with the following statistical information: dollar amount of business generated; number and accumulated value of contracts in force and number and dollar amount of surrenders to date.

XIV. Product Names
     -------------

   A. The Company hereby represents and warrants that the Company, together with its affiliates, has exclusive right, title and interest in all Products' names.

   B. The Company shall indemnify and defend General Agent from and against any and all claims (including the costs of reasonable attorneys' fees, investigation and defense of such claims) relating to General Agent's use hereunder of any Products' names.

   C. Each party shall notify the other promptly in writing of any and all allegations or claims by others of which it may become aware that the use of any Products' names infringes any trademark or service mark, violates any property right of a third party, or violates or is contrary to any law, regulation, order, consent, or the like. The Company shall notify General Agent of the settlement or outcome of any such claim or suit.

XV. Customer Information, Privacy
    -----------------------------

   A. Gramm-Leach-Bliley Compliance

The parties hereby acknowledge that they arc subject to the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. (S) 6801 et seq., pursuant to which regulations the parties are required to obtain certain undertakings from each other with regard to the privacy, use and protection of nonpublic personal financial information of Broker/Dealer's and/or General Agent's clients or prospective clients or Company's insureds or prospective insureds. Therefore, notwithstanding anything to the contrary contained in this Agreement, the parties agree that: (1) they shall not disclose or use any Customer Data except to the extent necessary to carry out their obligations under this Agreement and for no other purpose, (2) they shall not disclose Customer Data to any third party, including, without limitation, their respective third party service providers except to the extent necessary to carry out their obligations under this Agreement and then only with an agreement in writing from the third party to use or disclose such Customer Data only to the extent necessary to carry out their respective obligations under this Agreement and for no other purposes, (3) they shall maintain, and shall require all third parties approved under subsection (2) to maintain effective information security measures to protect Customer Data from unauthorized disclosure or use, and (4) they shall provide each other with information regarding such security measures upon the reasonable request of the other party and promptly provide the other with information regarding any failure of such security measures or any security breach related to Customer

Data. The obligations set forth in this Section shall survive termination of the Agreement. For the purposes of this Agreement, Customer Data means the nonpublic personal information (as defined in 15 U.S.C. (S) 6809(4)) of the parties' customers or prospective customers or insureds or prospective insureds received by the other party in connection with the performance of its obligations under the Agreement, including, but not limited to (i) an individual's name, address, e-mail address, IP address, telephone number and/or social security number, (ii) the fact that an individual has a relationship with the other party and their parents, affiliated or subsidiary companies, or
(iii) an individual's account information.

   B. The Company will treat Customer Data provided to it by General Agent or its brokers under this Agreement as Confidential Information under Section XVI of this Agreement. The Company agrees that the names and addresses of all customers and prospective customers of General Agent, of General Agent's parent company and of any affiliated company which may come to the attention of the Company or any company or person affiliated with the Company as a result of this Agreement are confidential. Such Customer Data shall not be used, without the prior written consent of General Agent, by the Company or any company or person affiliated with the Company for any purpose whatsoever except as set forth herein.

   In no event shall the names and addresses of such customers and prospective customers that constitute confidential information under this Agreement be furnished by the Company to any other company or person including, but not limited to: (1) any of such company's managers, agents or brokers which arc not designated brokers of General Agent, (2) any company affiliated with the Company or any manager, agent or broker of such company, or (3) any securities broker-dealer or any insurance agent affiliated with such broker-dealer other than Merrill Lynch, Pierce, Fenner & Smith, Inc.

   The Company agrees that neither the Company nor any company or person affiliated with the Company shall solicit directly any customers whose names constitute confidential information pursuant to this Section.

   The intent of this paragraph is that the Company shall not utilize, or permit to be utilized, its knowledge of General Agent, of its parent company or of any affiliated companies or of the customers of any of the foregoing for the solicitation of sales of any products or services

   C. Notwithstanding the foregoing, the Company and its affiliates shall have the right to use General Agent Customer Data:

      (1) To the full extent required to comply with laws, rules and regulations or requests of regulators;

      (2) As necessary in connection with any of the Company's compliance or accounting procedures; and

      (3) As may be necessary in connection with the administration and servicing of Products sold by or through General Agent under this Agreement.

   D. This Section shall survive termination of the Agreement

XVI. Confidentiality
     ---------------

   A. The Company and General Agent shall not disclose any Confidential Information that is covered by this Agreement, and shall only disclose such information if authorized in writing by the affected party or if expressly required under the terms of a valid subpoena or order issued by a court of competent jurisdiction or regulatory body or applicable laws and regulations. "Confidential Information" under this Section XVI means.

      (1) Any information that this Agreement specifics will be treated as "Confidential Information" under this Section XVI;

      (2) Any information of General Agent disclosed to the Company through the course of business during the term of this Agreement, or any information of the Company that is disclosed to General Agent through the course of business during the term of this Agreement, such information includes, but is not limited to, new products, marketing strategies and materials, development plans, customer information (including but not limited to customer name, address, taxpayer identification number, and the fact that customer maintains an account with General Agent), client lists, pricing information, rates and values, financial information, and computer systems; and

      (3) Information required to be treated as confidential under applicable laws, rules and regulations "Confidential Information" does not include
   (i) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (ii) information that is disclosed to the receiving party by a third parts, other than a customer or prospective customer when applying for a Product, without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or (iii) information that the disclosing party consents in writing that the receiving party may disclose.

   B. Warranties and Limitations on Liability.

      (1) The disclosing party warrants that it has the right to provide access to, disclose and use, the Confidential Information to be provided hereunder.

      (2) The receiving party shall use the Confidential Information solely for purposes contemplated by this Agreement and shall not disclose the Confidential Information except as expressly provided herein.

      (3) In the event the receiving party receives a request to disclose all or any part of the Confidential Information under the terms of a valid subpoena or order issued by a court of competent jurisdiction or by a governmental body, the receiving party agrees to: (i) notify the disclosing party promptly of such request; and (ii) provide the disclosing party with reasonable assistance in obtaining an order or other reliable assurances that confidential treatment will be accorded to such portion of the Confidential Information that the disclosing party so designates.

   C. The receiving party understands that neither the disclosing party nor any of its representatives or designees have made or make any representation or warranty as to the accuracy or completeness of the Confidential Information.

   D. This Section shall survive termination of the Agreement,

XVII. Advertising Approval
      --------------------

   A. The Company agrees that it will make available to General Agent for General Agent's review and prior approval any advertising or sales promotional material to be sent to or used by General Agent's designated brokers, employees, representatives, and/or customers which relates to the sale of the Products, at least thirty (30) days prior to the scheduled release of such information or material directly to General Agent's designated brokers, employees, representatives, and/or customers. Such material shall have been reviewed and approved by the Company's legal and/or compliance personnel, including a Registered Principal of Distributor. Such material will not be released to General Agent's designated brokers, employees, representatives, and/or customers without General Agent's approval. Should General Agent determine it necessary to obtain outside counsel's review of said advertising or sales promotional material, the Company shall be permitted to pre-approve an estimate to perform such review, and provided that General Agent and the Company have mutually agreed to such expense, the Company will thereafter reimburse General Agent the actual cost of such review upon receipt of documentation of such costs. The Company shall maintain product-specific advertising or sales promotional materials on an up-to-date basis and shall immediately notify General Agent when any previously- approved materials arc withdrawn or are no longer accurate.

   B. General Agent and Broker Dealer shall use their best efforts to ensure that its brokers shall not give any information or make any representations or statements, written or oral, concerning the Products, the Company or its separate accounts other than information or representations contained in the Products' Prospectuses, the prospectuses of the underlying mutual funds, statements of additional information and Product Registration Statements, or in reports or proxy statements therefore, or in promotional, sales or advertising material or other information supplied by the Company. General Agent shall neither use nor authorize the use of any promotional, sales or advertising material relating to the Products, the Company, its separate accounts or the underlying mutual funds without the prior approval of the Company. General Agent agrees that neither it nor its designated brokers or employees shall use in any way, print, publish, disseminate, or otherwise make available to its designated brokers, employees or customers any press release, advertising or sales promotional material which refers to the Company (or any affiliate thereof) or Products or contains any of the Company's trademarks without the prior consent of the Company.

   C. The Company agrees that neither it nor its agents, or employees shall use in any way, print, publish, disseminate, or otherwise make available to its agents, employees, or customers any press release, advertising or sales promotional material which refers to General Agent or contains any of General Agents trademarks without the prior consent of General Agent.

   D. "Advertising or Sales Promotional Material" for the purpose of this contract shall include:

      (1) printed and published material, audiovisual material, billboards and similar displays, descriptive literature used in direct mail, newspapers, magazines, radio and television scripts;

      (2) descriptive literature and sales aids of all kinds including but not limited to circulars, leaflets, booklets, marketing guides, seminar material, computer print-outs, depictions, illustrations and form letters;

      (3) material used for the training and education of designated brokers which is designed to be used or is used to induce the public to purchase or retain Products, and

      (4) prepared sales talks, presentations and material for use by designated brokers.

   E. Any sales or promotional materials developed by one party and delivered to the other will be owned solely by the party that developed the materials.

   F. Any unused materials furnished by one party to the other shall always remain the property of the party who furnished such materials and shall be accounted for and returned to the owner on demand.

XVIII. Software
       --------

   A. From time to time the Company may develop and make available to General Agent computer software or related materials ("Software") in magnetic, written, or other form, to be used in connection with the sale of the Products. The Company hereby grants General Agent a non-exclusive royalty-free license to use any such Software. The Company warrants that all such Software is and shall remain its exclusive property, free from all third party claims. The Company shall indemnify and defend General Agent from and against any and alt losses or claims (including the costs of reasonable attorneys' fees, investigation and defense of such claims) relating to General Agent's authorized use of such Software. General Agent agrees not to copy such Software, except as required to perform its obligations hereunder, nor to generate or obtain written copies of Software supplied in magnetic form and to return all such Software and all copies upon demand or upon written termination of this Agreement.

The Company represents, warrants, and covenants that (i) all Software shall be free from significant programming errors and defects; and (ii) all Software (and all updates thereto) shall be delivered free of any "worm", "virus", "lock out", or "self destruct" devices, as such terms are understood in the computer industry.

   B. This Section XVIII shall survive termination of this Agreement.

XIX. Training
     --------

   The Company will provide the necessary personnel to provide training sessions to General Agent's, employees and representatives in order to familiarize them with the Products and to introduce new Products to be marketed hereunder. The Company will additionally provide initial training at

General Agent's Jacksonville, Florida location to General Agent's licensing, commission and marketing operations. Training sessions shall be conducted thereafter at locations as mutually agreed between the parties on at least a semi-annual basis, or as otherwise mutually agreed between the parties.

XX. Processing Standards
    --------------------

   The Company will implement reportable processing standards with regard to supporting new business and in-force servicing of General Agent's business. During and after the term of this Agreement, the Company shall use its best efforts to meet processing standards as identified in Appendix C for business sold under this Agreement. During the term of this Agreement, the Company shall measure and report to General Agent, as reasonably requested, actual performance against these standards.

XXI. Amendment; Assignment
     ---------------------

   This Agreement may be amended, modified or waived, in whole or in part, only by a writing signed by the party against whom enforcement thereof is sought. This Agreement may be assigned by either party only with the prior written consent of the other party. This Agreement shall be binding on the parties' respective successors and assigns.

XXII. Indemnification
      ---------------

   A. The Company shall indemnify and hold General Agent, each person who controls or is associated with General Agent and its directors, officers, employees and agents harmless against all losses, claims, damages or liabilities, joint or several, (including attorneys' fees and costs of investigation and defense incident thereto and any reasonable amounts paid in settlement of, any action, suit or proceeding or any claim asserted) arising as a result of errors, omissions, negligence, misrepresentation, fault, wrongful action or breach of any covenant, representation or warranty under the Agreement by the Company, its affiliates, agents (other than General Agent), or any officer, director or employee of the

Company or said affiliates or agents (including failure to provide adequate disclosure including, but not limited to tax disclosure, concerning the Products or to properly administer the Products and failure to comply with any applicable federal law or regulation, state law or regulation, administrative or exchange rule or regulation, or rule of any applicable self-regulatory organization) in the performance of obligations hereunder

   B. General Agent shall indemnify and hold the Company, each person who controls or is associated with the Company and its directors, officers, employees and agents harmless against any and all losses, claims, damages or liabilities, joint or several, (including attorneys' fees and costs of investigation and defense incident thereto and any reasonable amounts paid in settlement of any action, suit or proceeding or any claim asserted), arising as a result of errors, omissions, negligence, misrepresentation, fault, wrongful action or breach of any covenant, representation or warranty under the Agreement by the General Agent or its affiliates, or of any officer, director, employee, agent of General Agent or sales persons associated with General Agent, in the performance of obligations hereunder.

   C. This Section shall survive the termination of this Agreement.

XXIII. Arbitration
       -----------

   A. Any and all disputes arising under this agreement shall be settled by arbitration in New York City, NY or such other place as may be mutually agreed upon by the parties, under the then current rules of the American Arbitration Association, and judgment may be entered upon the award in any court of competent jurisdiction.

   B. The determination of the arbitrators shall be final and binding on all parties to the extent that arbitrator(s) do not exceed their statutory authority. The costs of arbitration shall be equally borne by the Company and General Agent provided, however, that the arbitrators may assess one party more heavily than the other for these costs upon a finding that the party did not make a good faith effort to settle the dispute informally when it first arose.

XXIV. Termination
      -----------

   A. Termination
      -----------

   After the initial annual term of this Agreement, it may be terminated at any time, with or without cause, by either party upon ninety (90) days prior written notice of such termination to the other party. This Agreement will additionally terminate automatically without notice: (1) if either party ceases to exist (this shall not apply to General Agent unless all of the separate corporations referred to collectively as General Agent cease to exist) or either party becomes bankrupt or insolvent; (2) if this Agreement is assigned by either party without the consent of the other party, voluntarily or involuntarily; (3) as to any Products, if the Company ceases to issue all or substantially all of such Products pursuant to the terms of this Agreement or if General Agent provides the Company with written notice that it will no longer market such Products; and (4) in any jurisdiction in which either the Company or General Agent no longer has all necessary licenses to perform its duties under this Agreement. Should either party lose a license to perform its duties hereunder, said party shall promptly advise the other.

   B. Consequences of Termination
      ---------------------------

   In the event of termination, compensation on business previously written hereunder, or business submitted to the Company through General Agent prior to the date of such termination and then issued, shall be payable as it becomes due in accordance with the terms of this Agreement. No new applications shall be submitted by General Agent, and General Agent shall return or destroy all property of the Company unless otherwise agreed between the parties. If such property is destroyed, General Agent shall furnish the Company with written verification. Each party will promptly pay the other any fees, commissions, or other monies owed hereunder, and all obligations of each party to the other shall terminate other than as specifically otherwise indicated herein. Outstanding initial and subsequent compensation shall be paid in the event of termination as indicated below:

      (1) Initial Premiums. All commissions, trails, overrides and allowances
          ----------------
   for Products in the process of delivery, or for Products which may be subsequently issued on applications then pending, shall be payable to General Agent according to the applicable compensation schedules in effect at the time the properly completed application was submitted to the Company.

      (2) Subsequent Payments. All commissions, trails, overrides and
          -------------------
   allowances shall be payable to General Agent unless otherwise prohibited by law, according to the applicable compensation schedules in effect at the time the contract was issued.

   In the event of termination, the Company shall continue to provide General Agent with current customer information regarding continued in-force business pursuant to Section XIII C.

XXV. Waiver
     ------

   Forbearance, neglect or failure of either party to enforce strict compliance with any or all provisions of this Agreement shall not waive any such provision or release the other party hereto in any way. A waiver of a past act or circumstance shall not constitute or be a course of conduct or waiver of any subsequent action or circumstance.

XXVI. Complete Agreement
      ------------------

   This Agreement, together with its attachments contains the entire Agreement between the parties concerning any transactions entered into on or after the date hereof and replaces and supersedes all other Agreements (written and oral) between the parties with regard to the subject matter.

XXVII. Rules of Ethical Conduct
       ------------------------

   A. General Agent shall use its best efforts to comply with the Principles of Ethical Market Conduct, as currently adopted by the Insurance Marketplace Standards Association (IMSA) as set forth below, and General Agent shall upon at least 30 days prior written notice provide to the Company reasonable information, as the parties shall mutually agree, on its compliance with said Principles. The

Company subscribes to the Principles of Ethical Market Conduct and the Code of Ethical Market Conduct in all matters affecting the sale of the Products. Currently, the Principles of Ethical Market Conduct are:

   (1) To conduct business according to high standards of honesty and fairness and to render service to its customers which, in the same circumstances, it would apply to or demand for itself;

   (2) To provide competent and customer-focused sales and service;

   (3) To engage in active and fair competition;

   (4) To provide advertising and sales materials that are clear as to purpose and honest and fair as to content;

   (5) To provide for fair and expeditious handling of customer complaints and disputes;

   (6) To maintain a system of supervision and review that is reasonably designed to achieve compliance with the aforementioned Principles of Ethical Market Conduct.

XXVIII. Miscellaneous
        -------------

   A. This Agreement incorporates by reference all of its attachments and their terms and conditions. In the event of a conflict between the terms and conditions of this Agreement and any of its attachments, the terms and conditions of the Agreement shall govern.

   B. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

   C. This Agreement shall be construed and enforced according to the laws of the State of New York.

   D. For convenience, this instrument may be executed in one or more counterparts, each of which shall be deemed in all respects an original.

   IN WITNESS WHEREOF, the Company and General Agent have caused this instrument to be signed by their duly authorized officers effective as of the day and year first above written.

First MetLife Investors Insurance        Merrill Lynch, Pierce, Fenner &
Company                                  Smith, Incorporated

By:    /s/ Richard C. Pearson            By:    /s/ Barry G. Skolnick
       --------------------------------         -------------------------------
       Richard C. Pearson                       Barry G. Skolnick
       Executive Vice President                 First Vice President and
                                                Assistant General Counsel

Date:  9/13/02                           Date:  9/10/02

MetLife Investors Distribution Company

By:    /s/ Richard C. Pearson
       -------------------------------
       Richard C. Pearson
       President

Date:  9/13/02

Merrill Lynch Life Agency Inc.
A New York Corporation
13-2808480

By:    /s/ Lori M. Salvo
       --------------------------
       Lori M. Salvo
       Vice President

Date:  9/10/02

                                 APPENDIX A -
                                 ----------

             AVAILABLE PRODUCTS & COMMISSION/COMPENSATION SCHEDULE

First MetLife Class VA
First MetLife Class XC
First MetLife Class L
First MetLife Class C

            APPENDIX B -- COMMUNICATION AND DATA EXCHANGE STANDARDS
            -------------------------------------------------------

Company will provide electronic means for data communication with General Agent in a mutually agreed upon manner and form as set forth herein.

DEPOSITORY TRUST & CLEARING CORPORATION ("DTCC") INTERFACE

The parties intend that the DTCC Insurance Processing System (IPS) Commissions and Positions interfaces will be used to transmit inforce policy/contract values and commission information to General Agent.

To the extent possible, the DTCC IPS and the electronic file formats defined by that system, shall be used by all companies for the transmission of in-force policy/contract information/positions and Commission information to the General Agent. Once a Company has implemented the IPS, Company shall provide daily commission feeds to General Agent. Company shall also support additional functions, such as Financial Activity Reporting (FAR), Licensing and Appointments, and Electronic Applications using the DTCC processing capability, as those capabilities are developed by the General Agent in the future Settlement of cash associated with transactions processed through the DTCC system will be made using the money settlement services of the DTCC. To the extent that the Company is not currently able to support the DTCC Commissions and Positions interfaces at this time, it shall take all steps necessary to develop those capabilities no later then three (3) months from the date of this agreement. During the interim period, prior to implementation of the DTCC interfaces for Commissions and Positions, the Company shall provide the required Commission, Positions and Appointment information using the proprietary file formats defined by the General Agent. These files will be transmitted directly to the General Agent's West Street data center via electronic file transfer.

ELECTRONIC ORDER ENTRY FOR NEW ANNUITY SALES

General Agent seeks to implement an electronic order entry system for all new sales of annuity contracts. Once implemented, General Agent will require that Company issue new annuity contracts based upon the electronic transmission of such annuity applications in accordance with General Agent specifications.

APPOINTMENT PROCESSING

General Agent requires that the appointment process between the Jacksonville servicing location and the Company home office be automated within thirty
(30) days of introducing the Company into the General Agent distribution channel.

Daily appointment file to be downloaded to the West Street Data Center by 9:00 a.m., each day the New York Stock Exchange is open. General Agent will provide file specifications.

COMMISSIONS PROCESSING

Weekly electronic feed of all commissions payable to General Agent provided via DTCC interface. The parties understand that as soon as practicable Company will implement a daily electronic feed of all commissions payable to General Agent via DTCC interface.

IN-FORCE POLICY/CONTRACT INFORMATION/POSITIONS

Daily Feed of in-force policy/contract information/positions provided via DTCC interface.

E-MAIL CONNECTIVITY

E-mail connectivity is required between the Company and General Agent through a standard Internet process. Both parties will provide appropriate e-mail addresses.

FUTURE ENHANCEMENTS

If Company has a website that is accessible by producers that contains pending and inforce policy information, Company shall design a separate home page for access by the General Agent and its designated producers. The technological, security protection and access specifications as well as the aesthetic considerations of this General Agent home page will be dictated by General Agent. Company shall employ all appropriate measures to ensure that this separate home page is accessible only to General Agent and its designated producers as dictated by General Agent and inaccessible to any unauthorized third party. This General Agent home page will contain links to the following sections of the Company's website: General Agent-approved policy forms and marketing materials, pending case status, inforce policy information, state availability grids/charts, producer licensing status and underwriting requirements. Access to pending case status and inforce policy information shall be limited on a producer-level basis, with full access being granted to General Agent home office staff. Company shall employ all encryption methods required by General Agent in connection with accessing and transmitting information.